UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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          FIRST MID BANCSHARES, INC.
(Name of Registrant as Specified in its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement; if other than the Registrant)

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FOR IMMEDIATE RELEASE
April 1, 2020

Contact: Laura ZuHone	Investor Contact: Aaron Holt
VP, Director of Marketing	VP, Shareholder Relations
217-258-0675	217-258-0463
lzuhone@firstmid.com	aholt@firstmid.com

First Mid Bancshares, Inc. Announces Changes in Format for its 2020 Annual Meeting of Shareholders

MATTOON, IL - First Mid Bancshares, Inc. (“First Mid”) announced today, that due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, shareholders, and our community, the Company’s 2020 annual shareholder meeting will now be a virtual meeting over the internet and will not be held at a physical location. Shareholders will be able to attend the Annual Meeting via a live webcast, vote their shares electronically, and submit their questions during the meeting. The Company urges shareholders to consider voting and submitting proxies in advance of the Annual Meeting using one of the available methods described in the proxy materials previously provided to the Company’s shareholders.

The virtual meeting will be held on the same date and time as previously announced, April 29, 2020 at 4:00 p.m. (CST).

If you were a holder of common stock of First Mid at the close of business on March 5, 2020 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you are entitled to participate in the live webcast of the Annual Meeting. To access the virtual meeting please visit www.meetingcenter.io/203112859 and enter the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received and the meeting password, FMBH2020.

If you were a beneficial holder of record of common stock of First Mid as of the Record Date (i.e. you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the Annual Meeting. To register you must submit proof of your legal proxy reflecting the number of shares of First Mid common stock you held as of the Record Date, along with your name and email address to Computershare. Please forward the email from your broker, or attach an image of your legal proxy to Computershare at legalproxy@computershare.com. Requests for registration must be labeled “Legal Proxy” and be received no later than 5:00 p.m., CST, on April 24, 2020. You will then receive a confirmation email from Computershare of your registration, along with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/203112859 and enter your control number and the meeting password, FMBH2020.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

About First Mid Bancshares, Inc.: First Mid Bancshares, Inc. is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group and First Mid Wealth Management Company. First Mid Bank & Trust was first chartered in 1865 and has since grown into a $3.8 billion community-focused organization that provides financial services through a network of banking centers in Illinois and Missouri and a loan production office in Indiana. More information about the Company is available on our website at www.firstmid.com. Our stock is traded in The NASDAQ Stock Market LLC under the ticker symbol “FMBH.”